Exhibit 10.55

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) dated March 14, 2012 by and among XTL Biopharmaceuticals Ltd., a public company incorporated under the laws of the State of Israel (the “Company”) and the subscriber detailed on the 2nd Signatory Page herein (the "Investor").

WITNESSETH:

  WHEREAS, the Company is a biopharmaceutical company focused on the development, in-licensing, acquisition, and commercialization of proprietary products and late-stage pharmaceutical product candidates for the treatment of unmet medical needs; and

  WHEREAS, the Company's shares are traded on the Tel-Aviv Stock Exchange ("TASE") and Company's ADRs are quoted on the Pink Sheets; and

  WHEREAS, the Board of Directors of the Company has decided to raise funds by way of a private placement on TASE of an amount between US$3 Million and US$3.5 Million by way of the issuance to investors of Units (as defined below) on the terms and conditions detailed in Exhibit A attached hereto (the "Private Placement"); and

  WHEREAS, the Investor desire to invest in the Company pursuant to the terms and conditions set forth in the Private Placement and this Agreement; and

  NOW, THEREFORE, in the consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.	Issue and Purchase of the Units

1.1         Purchase of Units. At the Closing (as defined below), subject to the terms and conditions hereof, the Company shall issue and allot to the Investors, and the Investors shall purchase from the Company such number of Units as set out in the 2nd Signatory Page attached hereto (the “Issued Securities”), in consideration of the payment by the Investors to the Company upon the Closing of the Investment Amount set out in the 2nd Signatory Page attached hereto (the “Investment”).

1.2         Units. Each "Unit" shall comprise of (i) six (6) Ordinary Shares, nominal value NIS 0.1 each of the Company (the "Ordinary Shares"), (ii) two (2) non tradable warrants (no. 1) ("Warrants No.1") and (iii) one (1) non tradable warrant (no. 2) ("Warrant No. 2"). The terms and conditions of Warrant No. 1 and Warrant No. 2 are set out in Exhibit A attached hereto.

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

1.3         Private Placement. The Private Placement shall be performed in accordance with the Israeli Securities Regulations (Private Offering of Securities in a Listed Company), 5760-20001 (the "Security Regulations") in accordance with a Private Placement Report published by the Company immediately after the signing and execution of this Agreement.

2.           Closing of the Private Placement

2.1. The Closing. The issue and allotment of the Issued Securities and the purchase of the Issued Securities by the Investors shall take place at a closing (the “Closing”), to be held at the offices of Kantor & Co., Oz House, 14 Abba Hillel Rd., Ramat Gan, Israel subject to the terms and conditions of this Agreement, immediately upon fulfillment of the Closing Conditions (as defined below) detailed below (the "Closing Date").

2.2. Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1. The Company shall deposit with the registration company a share certificates evidencing the Ordinary Shares included in the Issued Securities acquired by the Investors with instructions to transfer such Ordinary Shares to respective account designated by each Investor;

2.2.2. The Investor shall deliver to the Company the bank account number opened in the Investor's name with an Israeli broker who is a member of TASE to which the Ordinary Shares detailed in Section 2.2.1 above will be deposited by the registration company.

2.2.3. The Company shall deliver to the Investor a duly signed and executed Warrant Certificate in relation to the Warrant No. 1 included in the Issued Securities acquired by the Investor hereunder;

2.2.4. The Company shall deliver to the Investor a duly signed and executed Warrant Certificate in relation to the Warrant No. 2 included in the Issued Securities acquired by the Investor hereunder;

2.2.5. The Investor shall cause the transfer to the Company of the Investment Amount for the Issued Securities being issued hereunder, by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and the Investors.

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

3.         Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows:

3.1. This Agreement, when executed and delivered by it, will constitute a valid, binding, and enforceable obligation. The execution, delivery, and performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action.

3.2. The Investor is an experienced investor The Investor represents and agrees that the Issued Securities are purchased only for investment, for its own account. The Investor understands and acknowledges that the Warrant No. 1 and Warrant No. 2 have not been registered under the Israeli securities laws of any jurisdiction.

3.3. The Investor understands and acknowledges that it has been advised to rely on their own professional tax advisors with regard to its investment pursuant to this Agreement.

3.4. The Investor understands and acknowledges that the Company constitutes a “high-risk” investment due to the fact that the Company is in the business of developing pharmaceutical product candidates for the treatment of unmet medical needs, and that there is no assurance as to any return on such Investor’s investment pursuant to this Agreement.

3.5. The Investor represents and acknowledges that such Investor is aware of the restrictions on sale of any of the Issued Securities acquired by it under the Private Placement as imposed by Section 15C of the Israeli Securities Law, 5728-1968 (the and any regulations promulgated thereunder.

4.         Conditions Precedent

Conditions to Closing by the Investors. The obligations of the Investors to purchase the Issued Securities and to transfer the Investment Amount is subject to the final approval of the board of directors of Company and the approval of TASE to register for trade the Ordinary Shares and the Ordinary Shares underlying the Warrants of the Issued Securities in accordance with the Securities Regulations.

5.         Affirmative Covenants

The Ordinary Shares included in the Issued Securities acquired by the Investors shall have all the rights and privileges attached to the Ordinary Shares of the Company as set forth in the Company’s existing Articles of Association.

6.         Miscellaneous.

6.1. Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this agreement and the intentions of the parties as reflected thereby.

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

6.2. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provision thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts in Tel-Aviv, Israel in respect of any dispute or matter arising out of or connected with this Agreement.

6.3. Successors and Assigns. Except as otherwise expressly stated to the contrary herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns under law, heirs, executors, and administrators of the parties hereto. None of the rights, privileges or obligations of the Investor set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior written consent of the Company.

6.4. Entire Agreement; Amendment and Waiver.

This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. All prior understandings and agreements among the Parties are void and of no further effect. Any term of this Agreement may be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), by a written instrument signed by all the Parties to this Agreement.

6.5. Notices, etc.

All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth in Schedule 6.5 attached hereto or at such other address as the party shall have furnished to each other party in writing as above provided. Any notice sent in accordance with this Section 6.5 shall be effective (i) if mailed by registered or certified mail, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if send via telecopier, upon transmission and telephonic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and telephonic confirmation of receipt, or upon receipt of a copy sent by mail as set forth above.

6.6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, or otherwise afforded to any of the parties, shall be cumulative and not alternative.

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

6.7. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

6.9. Heading, Preamble, and Schedules. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Preamble and Schedules are an integral and inseparable part of this Agreement.

    IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

(Intentionally left Blank)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE COMPANY:

XTL BIOPHARMACEUTICALS LTD.

By:	/s/ David Grossman, Ronen Twito
Name:	David Grossman, Ronen Twito
Title:	CEO, CFO

(1st Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

MUST INTERNATIONAL TRADING LIMITED LTD.

By:	/s/Hila Fisher
Name:	Hila Fisher on behlf of Simon Doyev
Title:	Owner

Number of Units Acquired	Investment Amount		Account Details

	US$	1,000,000

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

TALMA GINZBURG INVESTMENT LTD.

By:	/s/ Tal Ginzburg
Name:
Title:

Number of Units Acquired	Investment Amount		Account Details

31,500	NIS	149,184

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

MENORA MIVTAHIM UNDERWRITERS & MANAGEMENT LTD.

By:	/s/ Gil Kalderon
Name:	Gil Kalderon
Title:	Managing Director

Number of Units Acquired	Investment Amount		Account Details

105,575	NIS	500,000

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

DROR TAMARI

By:	/s/ Dror Tamari
Name:	Dror Tamari
Title:

Number of Units Acquired	Investment Amount		Account Details

120,000	NIS	568,320

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

By:	/s/ Shmuel Rosenblum
Name:	Shmuel Rosenblum
Title:	CEO

Number of Units Acquired	Investment Amount		Account Details

73,900	NIS	349,990

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

THE INVESTOR:

BANK JULIUS BAER & CO. LTD.

By:	/s/ U. Mettler, S. Siebenmann
Name:	U. Mettler, S. Siebenmann
Title:

Number of Units Acquired	Investment Amount		Account Details

800,000	USD	1,012,322

*) Minimum of ~$US100,000 (NIS 380,000)

(2nd Signatory Page of Share Purchase Agreement)

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

EXHIBIT A

Unit:	Each Unit consists of:	6 Ordinary Shares of XTL; and
2 Warrants (No. 1); and
1 Warrants (No. 2).

Unit Price:	NIS 4.736 Based on the Average Price on TASE for the last 14 days, calculated as of the date of this letter (NIS 0.7894 multiplied by 6)

Warrants 1:	Exercise period of six (6) months from the date of grant for an exercise price of NIS 0.95 per share (linked to the $US) Warrant (No.1) shall not be registered for trading.

Warrants 2:	Exercise period of thirty six (36) month from the date of grant for an, exercise price of NIS 1.02 per share (linked to the $US) Warrant (No. 2) shall not be registered for trading.

Lock-up:	The securities issued in such private placement shall be locked up in accordance with the rules and regulations of the Israeli Securities Laws.

*) if the average share price on the transaction completion date will be higher than NIS 0.94, the warrants exercise price shall be negotiated.

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement

Dear Investors,

According to Exhibit A to the Share Purchase Agreement dated March 14, 2012 signed by you (the “Agreement”), and due to the fact that the average share price for the 14 days prior to the completion of the transaction according to the Agreement is higher than NIS 0.94, the warrants exercise price is herby adjusted to reflect the updated share price by keeping the same ratios as in the Agreement, as follows:

Warrants 1:	Exercise period of six (6) months from the date of grant for an exercise price of NIS 1.046 per share (linked to the $US) Warrant (No.1) shall not be registered for trading.

Warrants 2:	Exercise period of thirty six (36) month from the date of grant for an, exercise price of NIS 1.124 per share (linked to the $US) Warrant (No. 2) shall not be registered for trading.

	Warrant #1	Warrant #2
Adjustment calculation	NIS
Exercise price according to the Agreement	0.950	1.020
Premium rate as of the date the Agreement was sent	6.03%	13.84%
Share price as of the date of XTL's board resolution	0.987
Final adjusted exercise price	1.046	1.124

THE INVESTOR:

By:
Name:
Title:

XTL Biopharmaceuticals LTD. - Ordinary Share Purchase Agreement